Exhibit 99.1

Wabtec Announces Pricing of Senior Notes Offering

PITTSBURGH, PA, June 16, 2020 – Wabtec Corporation (NYSE: WAB) (“Wabtec”) today announced that it has priced a public offering of $500.0 million aggregate principal amount of 3.200% Senior Notes due 2025 (the “Notes”). The Notes will be guaranteed by each of Wabtec’s current and future subsidiaries that guarantee its indebtedness under its credit agreement or any other debt of Wabtec or any other guarantor.

The Notes will pay interest semi-annually in arrears. The Notes will mature on June 15, 2025, unless earlier redeemed or repurchased. Wabtec intends to use the net proceeds from the offering, together with cash on hand, to fund a redemption of all of its outstanding Floating Rate Senior Notes due 2021 (the “2021 Notes”).

The sale of the Notes is expected, subject to customary closing conditions, to close on June 29, 2020.

BofA Securities, Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  This press release is not a notice of redemption with respect to the 2021 Notes.

The offering is being made under an automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on August 3, 2017. The offering may be made only by means of a prospectus and related prospectus supplement. Before you invest, you should read the registration statement, including the prospectus, and prospectus supplement, and other documents Wabtec has filed with the SEC for more complete information about Wabtec and this offering. You may get these documents for free by visiting EDGAR on the SEC's website at http://www.sec.gov. Alternatively, to obtain a copy of the prospectus and the prospectus supplement for this offering, please contact BofA Securities, Inc. toll-free at 800-294-1322, J.P. Morgan Securities LLC collect at 212-834-4533 or PNC Capital Markets LLC toll-free at 855-881-0697.

Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort. Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a leader in mining, marine and industrial solutions. Wabtec has approximately 27,000 employees in facilities throughout the world.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Wabtec undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact

Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact

Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482